Exhibit 99.1

Central European Distribution Corporation Signs Definitive Stock Purchase Agreement With Rémy Cointreau and Takirra Investment Corp. to Acquire Bols Sp. z o.o., Poland’s Third Largest Distiller

Bala Cynwyd, Pennsylvania — June 27, 2005: Central European Distribution Corporation (NASDAQ NM: CEDC), announced today that it has signed a definitive stock purchase agreement with Rémy Cointreau/Botapol Management B.V. and Takirra Investment Corporation to acquire Botapol Holding B.V., which owns 100% of the outstanding shares of Bols Sp. z o.o., Poland’s third largest distiller, for $270 million.

Bols Sp. z o.o. is Poland’s leading producer of premium vodkas with a total market share (measured by value) of approximately 12%. Bols Sp. z o.o., in addition to vodka production, also has one of the leading import portfolios of premium wine and spirit brands in Poland, including such well-known brands as Rémy Martin, Piper-Heidsieck, Charles Heidsieck, Cointreau and Metaxa.

CEDC will fund the $270 million purchase price with a combination of cash and common stock. CEDC has the option of paying between 45% and 55% of the total purchase price in shares of CEDC common stock, provided that the number of shares issued is less than 20% of total outstanding shares of CEDC at the time of issuance. Botapol Management and Takirra Investment Corp. will be granted certain registration rights for the shares of CEDC common stock issued to them, and these shares will have a one-year lock-up period. The cash portion of the purchase price is subject to financing. Up to $5.0 million of the purchase price is subject to reimbursement by Rémy Cointreau based on an agreed share calculation formula.

As part of the acquisition, CEDC will be granted a perpetual, exclusive trademark license to use the Bols vodka trademark for the manufacturing, marketing and sale of vodka in Poland and Russia, and will be granted the exclusive right to import and distribute Rémy Cointreau’s current import portfolio in Poland.

CEDC has granted Botapol Management and Takirra Investment Corp. each the right to designate one member to our board of directors so long as each owns 50% of the original number of shares of our common stock issued to them. Botapol Management has indicated that it will designate Dominique Hériard Dubreuil, the chairman of the board of directors of Rémy Cointreau, and Takirra Investment Corp. has indicated that it will designate Markus Sieger as its designee.

The acquisition by CEDC of Bols Sp. z o.o. is subject to receipt of Polish anti-monopoly approval. The acquisition is expected to close in August, 2005.

CEDC is one of the leading importers of beers, wines and spirits, as well as the largest distributor of domestic vodka on a nationwide basis, in Poland. CEDC operates 14 distribution centers and 88 satellite branches throughout Poland. It distributes many of the world’s leading brands in Poland, including brands such as Johnnie Walker Scotch, Stock Brandy, Sutter Home, Torres, Mondavi and Concha y Toro wines, Corona, Foster’s, Grolsch, Budweiser Budvar and Guinness Stout beers.

The Rémy Cointreau Group ranks among the leading players in the worldwide spirits industry. The company, with roots dating back to 1724, is a producer of premium wines and spirits with a portfolio of unique and international brands that include Rémy Martin cognac, Cointreau, Passoa and Bols liqueurs, Bols vodka, Mount Gay rum, Metaxa as well as Piper-Heidsieck and Charles Heidsieck champagne. Rémy Cointreau is quoted on France’s Euronext exchange.

Contact:

Jim Archbold,

Investor Relations Officer

Central European Distribution Corporation

610-660-7817

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of CEDC to be materially different from any future results, performance or achievements, expressed or implied, by forward-looking statements. These risks and uncertainties include, without limitation, difficulties encountered in integrating the businesses since CEDC will become a producer of alcoholic beverages for the first time, whether certain market segments grow as anticipated, the competitive environment in alcoholic beverages distribution and production industries and competitive responses to the acquisition, the ability to retain key employees at both companies, and general market conditions. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. Actual results may differ materially from those contained in the forward-looking statements in this press release. CEDC undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws. Investors are referred to the full discussion of risks and uncertainties included in CEDC’s Form 10-K for the fiscal year ended December 31, 2004, and in other periodic reports filed by CEDC with the Securities and Exchange Commission.